Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Press Inquiries: Scott Larson Public Relations Sycamore Networks, Inc. (978) 250-3433 scott.larson@sycamorenet.com	Investor Inquiries: Terry Adams Investor Relations Sycamore Networks, Inc. (978) 250-3460 investor.info@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FIRST QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS

CHELMSFORD, Mass., November 16, 2004 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in optical networking, today reported its first quarter results for the period ended October 30, 2004.

Revenue for the first quarter of fiscal 2005 was $14.2 million, compared with $8.4 million for the first quarter of fiscal 2004.

Net loss for the first quarter of fiscal 2005, on a generally accepted accounting principles (GAAP) basis, was $7.8 million or $(0.03) per share, compared with a net loss of $12.2 million, or $(0.05) per share for the first quarter of fiscal 2004. Non-GAAP net loss for the first quarter of fiscal 2005, which excludes stock-based compensation and payroll taxes on stock option exercises, was $7.2 million, or $(0.03) per share, compared with a non-GAAP net loss of $10.7 million, or $(0.04) per share for the first quarter of fiscal 2004. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

“Although first quarter results improved modestly over last year’s first quarter, the industry remains very cautious regarding spending in the optical networking environment,” stated Daniel E. Smith, Sycamore’s president and chief executive officer. “As a result, we are continuing our review of strategic and financial alternatives to determine which may be in the best interest of our company and our shareholders.”

Conference Call Webcast
Sycamore plans to review its first quarter results and discuss its business outlook during a conference call today beginning at 4:30 p.m. ET. A Webcast of the conference call, along with GAAP reconciliation information, is available to all interested parties on the Sycamore web site located at www.sycamorenet.com under the Investor Relations section. Interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Sycamore’s president and chief executive officer, Daniel E. Smith, and chief financial officer, Richard J. Gaynor.

About Sycamore Networks
Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets optical networking products for telecommunications service providers worldwide. The Company’s products enable service providers to cost-effectively and easily transition their existing fiber optic network into a network infrastructure that can provision, manage and deliver economic, high-bandwidth services to their customers. For more information, please visit www.sycamorenet.com.

Except for the historical information contained herein, we wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Actual results or events could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: unfavorable conditions in the telecommunications industry and economy in general; the pursuit of strategic and financial alternatives; the commercial success of the Company’s line of optical networking products; the significant cost structure required to support the Company’s strategy; competition; the Company’s reliance on a limited number of customers; the Company’s ability to sell through distribution channels; variation in the Company’s quarterly results; manufacturing and sourcing risks; product performance; conducting business internationally; current and potential litigation; intellectual property rights and disputes; stock market volatility and capital market conditions; and the other factors discussed in the Company’s most recently filed Form 10-K and the other reports filed by the Company from time to time with the Securities and Exchange Commission. There can be no assurance that any transaction or other corporate action will result from the Company’s review of strategic and financial alternatives. Further, there can be no assurance concerning the success, type, form, structure, nature, results, timing, or terms and conditions of any such potential transaction, even if such an action does result from this review. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The items excluded from non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants primarily in connection with the Company’s initial public offering and acquisitions.

The non-GAAP financial data is provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results because such charges are associated with past events and are not related to current operations. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or as being superior to, operating losses, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Sycamore Networks, Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands)

	October 30, 2004	July 31, 2004
Assets
Current assets:
Cash and cash equivalents	$ 201,064	$ 152,754
Short-term investments	527,135	482,274
Accounts receivable, net	6,279	10,605
Inventories	4,697	4,294
Prepaids and other current assets	4,675	3,611

Total current assets	743,850	653,538

Property and equipment, net	9,080	9,419
Long-term investments	229,568	326,297
Other assets	1,645	1,664

Total Assets	$ 984,143	$ 990,918

Liabilities and Stockholders' Equity
Deferred revenue	$ 5,033	$ 7,226
Other current liabilities	15,599	15,321
Restructuring liabilities	10,926	12,005

Total current liabilities	31,558	34,552
Deferred revenue	1,307	926

Total liabilities	32,865	35,478

Common stock	275	274
Additional paid-in capital	1,742,631	1,740,293
Accumulated deficit	(788,896)	(781,104)
Other equity	(2,732)	(4,023)

Total stockholders' equity	951,278	955,440

Total Liabilities and Stockholders' Equity	$ 984,143	$ 990,918

Sycamore Networks, Inc. Unaudited Consolidated Statements of Operations (in thousands, except per share data)

	Three Months Ended
	October 30,	October 25,
	2004	2003
Revenue	$ 14,215	$ 8,441

Cost of revenue	8,540	5,719
Stock-based compensation and payroll tax
on stock option exercises	93	185

Gross profit	5,582	2,537

Operating expenses:
Research and development	11,670	11,297
Sales and marketing	3,144	4,410
General and administrative	2,245	1,968
Stock-based compensation and payroll tax
on stock option exercises:
Research and development	272	685
Sales and marketing	38	275
General and administrative	203	347

Total operating expenses	17,572	18,982

Loss from operations	(11,990)	(16,445)

Interest and other income, net	4,198	4,268

Net loss	$ (7,792)	$(12,177)

Diluted net loss per share	$ (0.03)	$ (0.05)
Weighted average shares used in computing
diluted net loss per share	274,030	270,474

Sycamore Networks, Inc. Unaudited Non-GAAP Consolidated Statements of Operations (a) (in thousands, except per share data)

	Three Months Ended October 30, 2004			Three Months Ended October 25, 2003
			Non-			Non-
	GAAP		GAAP	GAAP		GAAP
	Results	Adjustments	Results(a)	Results	Adjustments	Results (a)
Revenue	$ 14,215	$ --	$ 14,215	$ 8,441	$ --	$ 8,441

Cost of revenue	8,540	--	8,540	5,719	--	5,719
Stock-based compensation and
payroll tax on stock option
exercises	93	(93)	--	185	(185)	--

Gross profit	5,582	93	5,675	2,537	185	2,722

Operating expenses:
Research and development	11,670	--	11,670	11,297	--	11,297
Sales and marketing	3,144	--	3,144	4,410	--	4,410
General and administrative	2,245	--	2,245	1,968	--	1,968
Stock-based compensation and
payroll tax on stock option
exercises:
Research and development	272	(272)	--	685	(685)	--
Sales and marketing	38	(38)	--	275	(275)	--
General and administrative	203	(203)	--	347	(347)	--

Total operating expenses	17,572	(513)	17,059	18,982	(1,307)	17,675

Loss from operations	(11,990)	606	(11,384)	(16,445)	1,492	(14,953)

Interest and other income, net	4,198	--	4,198	4,268	--	4,268

Net loss	$ (7,792)	$ 606	$ (7,186)	$(12,177)	$ 1,492	$(10,685)

Diluted net loss per share	$ (0.03)		$ (0.03)	$ (0.05)		$ (0.04)
Weighted average shares used in computing diluted net loss per share	274,030		274,030	270,474		270,474

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises.